UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

PUMA BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd, Suite 2150 Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)
(424) 248-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	PBYI	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.                  Other Events

On September 22, 2021, Puma Biotechnology, Inc. (the “Company”) and Wyeth LLC (“Wyeth”), as co-plaintiffs, filed suit against AstraZeneca Pharmaceuticals, LP, AstraZeneca AB (together “AstraZeneca”), and AstraZeneca PLC for infringement of United States Patent Nos. 10,603,314 (“the '314 patent”) and 10,596,162 (“the '162 patent”) (Puma Biotechnology, Inc. et al. v. AstraZeneca Pharmaceuticals LP et al., 1:21CV01338 (D. Del. Sep. 22, 2021)). The Company’s complaint alleges that AstraZeneca’s commercial manufacture, use, offer for sale, sale, distribution, and/or importation of Tagrisso® (osimertinib) products for the treatment of gefitinib and/or erlotinib-resistant non-small cell lung cancer infringes the '314 and '162 patents. The Company is an exclusive licensee of the '314 and '162 patents under the Pfizer Agreement. Plaintiffs seek a judgment that AstraZeneca’s product infringes the asserted patents and an award of monetary damages in an amount to be proven at trial. AstraZeneca filed an answer and counterclaims on November 5, 2021, including claims challenging the asserted patents as not infringed and/or invalid, and accusing plaintiffs of unclean hands and patent misuse.

On March 18, 2024, the court denied AstraZeneca’s motion for invalidity, denied AstraZeneca’s motion for summary judgment of non-infringement, except as to pre-issuance damages, and denied Plaintiffs’ motion for summary judgment on AstraZeneca’s advice of counsel defense. The court denied the plaintiffs’ and defendants’ motions to exclude certain expert testimony. AstraZeneca also moved to dismiss both the Company and Wyeth as plaintiffs for lack of constitutional standing. The court denied the motion to dismiss with respect to Wyeth and granted the motion with respect to the Company. The Company was dismissed as a plaintiff in the matter, but remains a counterclaim-defendant in the action. Under the Company’s worldwide exclusive license agreement with Pfizer, Inc. (the parent of Wyeth) as amended, the Company also maintains contractual rights to recover monetary damages in the AstraZeneca litigation, and those contractual rights are unaffected by the court’s March 18, 2024 order on the standing motion. The case remains ongoing with a jury trial scheduled to begin on May 13, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Puma Biotechnology, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2024

PUMA BIOTECHNOLOGY, INC. a Delaware Corporation

By:	/s/ Alan Auerbach
Name:	Alan H. Auerbach
Title:	Chief Executive Officer, President and Chairman of the Board